Exhibit 10.6

Rent & Operation Contract

Party A: Liyang Jinhui Property Development Co., Ltd

Party B: The Fifth Season Investment Management Co., Ltd.

  General Information of the Rented Room
  Rent Purpose: department store (clothing, shoes, furniture, housing textile, housing alliance, electronic game and catering)
  Location: Building at the Intersection between Luowan Road and Yucai Road, Liyang City, Jiangsu Province (temporary name of the building: Jinhui Department Store)
  Area: 12500 sq.m.
  Property Right
  Party A promises to own the operation right to the rented room, and Party A is totally entitled to rent the room. Party A would settle the problem if there is any third party claims to the property right to the rented room.
  Term, Rental and Other Fees of Tenancy
  Term of Tenancy: from January 1, 2010 to December 31, 2024
  Free Rental Term: from January 1, 2010 to December 31, 2010
  Rental: RMB 3,000,000 yuan for the first three years, the annual rental will increase by 5% per three years after that (rental excluding from fees on water, electric, gas, communication, property management and government levy)
  Way of Payment: pay for every three months

Sublease Clause

  70% area of the leased building can be subleased to the third party

Breach of the Contract

  When any Party of the contract breaches the contract and leads the performance of the contract unavailable, the breach party shall bear the responsibility of breach of the contract and pay the indemnities to the observed party and pay the liquidated damages of RMB 1,000,000 yuan.
  Headlines of the articles omitted
  Decoration & Fitment
  Sales & Property Management
  Modification and Termination of Contract
  Miscellaneous

Signature Page

Party A: Liyang Jinhui Property Development Co., Ltd.
By: /seal/ Liyang Jinhui Property Development Co., Ltd.
Date: December 1, 2009

Party B: Liyang the Fifth Season Investment Management Co., Ltd.
By: /seal/ Liyang the Fifth Season Investment Management Co., Ltd.
/s/Weirong Feng
Date: December 1, 2009